SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 20, 2005

TRUMP ENTERTAINMENT RESORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13794	13-3818402
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 Boardwalk at Virginia Avenue Atlantic City, New Jersey	08401
(Address of principal executive offices)	(Zip Code)

609-449-6515

(Registrant’s telephone number, including area code)

TRUMP ENTERTAINMENT RESORTS HOLDINGS, LP

(Exact name of registrant as specified in its charter)

Delaware	33-90786	13-3818407
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 Boardwalk at Virginia Avenue Atlantic City, New Jersey	08401
(Address of principal executive offices)	(Zip Code)

609-449-6515

(Registrant’s telephone number, including area code)

TRUMP ENTERTAINMENT RESORTS FUNDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-90786-01	13-3818405
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 Boardwalk at Virginia Avenue Atlantic City, New Jersey	08401
(Address of principal executive offices)	(Zip Code)

609-449-6515

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 20, 2005, the effective date (the “Effective Date”) of the plan of reorganization (the “Plan”) of Trump Hotels & Casino Resorts, Inc., predecessor-in-interest to Trump Entertainment Resorts, Inc. (“TER” or the “Company”) and certain of its subsidiaries (collectively, the “Debtors”) under chapter 11 of the United States bankruptcy code, the Company entered into certain agreements set forth below. The following descriptions of such agreements are qualified in their entirety by the agreements themselves, which are attached as exhibits hereto.

Credit Agreement

General. On the Effective Date, the Company and Trump Entertainment Resorts Holdings, L.P. (“TER Holdings”) entered into a credit agreement (the “Credit Agreement”) with Morgan Stanley & Co. Incorporated (“Morgan Stanley”), as collateral agent, Morgan Stanley Senior Funding, Inc., as administrative agent, UBS Securities LLC, as syndication agent, Merrill Lynch Capital and Wells Fargo Foothill, Inc., as documentation agents, and Morgan Stanley Senior Funding, Inc. and UBS Securities LLC, as joint lead arrangers and joint book-runners. Pursuant to the Credit Agreement, the lenders have agreed to provide a $500 million credit facility (the “Facility”) to TER Holdings in the form of (i) a single draw term loan facility in the amount of $150 million (the “Term B-1 Facility”), which was drawn on the Effective Date, (ii) a delayed draw term loan facility in the amount of $150 million, which may be drawn in multiple borrowings through the first anniversary of the Effective Date (the “Term B-2 Facility,” together with the Term B-1 Facility, the “Term B Facilities”), and (iii) a revolving credit facility in the amount of $200 million, which may be drawn in multiple borrowings through the fifth anniversary of the Effective Date (the “Revolving Credit Facility”). The Credit Agreement also includes (a) a sub-facility of the Revolving Credit Facility for letters of credit in an amount of up to $20 million (the “Letters of Credit”), and (b) a sub-facility of the Revolving Credit Facility for swing line loans (i.e., loans made available on a same day basis and repayable in full within seven days) of up to $10 million (the “Swing Line Facility”).

Interest and Commitment Fees. Borrowings under the Facility bear interest, at TER Holdings’ election (i) at a Base Rate, plus the Applicable Margin, or (ii) a rate equal to approximately the London interbank offered rate appearing on Telerate Page 3750 for deposits in U.S. dollars (the “Eurodollar Rate”) plus the Applicable Margin. The “Base Rate” shall equal the higher of (a) the “prime rate” published by the Wall Street Journal and (b) 0.50% above the federal funds rate. The “Applicable Margin” for the Term B Facilities shall equal (i) at any time the Facility has debt ratings of at least B1 from Moody’s Investor Services, Inc. and BB- from Standard & Poor’s, in each case with a stable outlook, 1.25% per annum for Base Rate loans and 2.25% per annum for Eurodollar Rate loans, and (ii) otherwise, 1.50% per annum for Base Rate loans and 2.50% per annum for Eurodollar Rate loans. The Applicable Margin for borrowings under the Swing Line Facility (which may be drawn only as Base Rate loans) and the Revolving Credit Facility shall equal (i) until TER Holdings delivers to the lenders financial statements for the quarter ending June 30, 2005, 1.50% per annum for Base Rate loans and 2.50% per annum for Eurodollar Rate loans, and (ii) thereafter, 0.75% to 1.50% per annum for Base Rate loans and 1.75% to 2.50% per annum for Eurodollar Rate loans, depending on TER Holdings’ leverage ratio at the time of borrowing.

TER Holdings is required to pay a commitment fee of (i) 0.50% per annum for the unborrowed portion of the Revolving Credit Facility (and, for this purpose, borrowing amounts the Swing Line Facility are not treated as borrowings under the Revolving Credit

Facility), and (ii) 1.0% per annum for any unborrowed amounts under the Term B-2 Facility, in each case payable quarterly in arrears. In addition, TER Holdings shall pay (i) a commission equal to the Applicable Margin for Eurodollar Rate loans under the Revolving Credit Facility with respect to the average daily available amount of any Letters of Credit that are issued payable quarterly in arrears and (ii) a fronting fee of 0.25% of the available amount under any Letters of Credit that are issued payable quarterly in advance.

Maturity and Amortization. The Term B Facilities will mature on May 20, 2012, and must be repaid during the final year of such loans in equal quarterly amounts, subject to amortization of approximately 1% per year prior to the final year. The Revolving Credit Facility and any Letters of Credit shall mature on May 20, 2010. Amounts borrowed under the Swing Line Facility must be repaid within seven days after the requested date of borrowing (or by May 20, 2010, if earlier).

Security and Guarantees. Borrowings under the Credit Agreement are secured by a first priority security interest in substantially all the assets of TER Holdings and its subsidiaries. TER Holdings’ obligations under the Credit Agreement are guaranteed by the Company and each of the direct and indirect subsidiaries of the Company.

Covenants. The Company and its subsidiaries are subject to certain affirmative covenants, including with respect to compliance with laws, payment of taxes, maintenance of insurance, preservation of legal existence, visitation rights, keeping of books and records, maintenance of properties, transactions with affiliates and provision of guarantees from new subsidiaries and security and certain financial and other reporting requirements, among other requirements. Such entities are also required to comply with numerous negative covenants, including limitations on liens, incurrence of indebtedness, change in nature of business, mergers, sales of assets, investments, restricted payments, amendment of organizational documents and certain other documents, accounting changes, prepayments of debt, becoming a general partner in partnerships, hedging transactions, capital expenditures, payment restrictions affecting subsidiaries, agreements with certain affiliates, certain activities of the Company and amendment of the New Notes Indenture (as defined below), among other limitations. In addition, the Company must comply with certain financial covenants, including the ratio of consolidated indebtedness to EBITDA, consolidated first lien debt to EBITDA and EBITDA to cash interest expense.

Prepayments. TER Holdings has the option to prepay any or all borrowings under the Credit Agreement without premium or penalty, subject to certain terms and conditions. TER Holdings is required to make mandatory prepayments of indebtedness under the Credit Agreement from a percentage (with step-downs to zero, based on the Company’s consolidated leverage ratio) of the net cash proceeds from asset sales, issuances and sales of debt and equity and other extraordinary receipts (including, without limitation, tax refunds, pension plan reversions, insurance proceeds, condemnation awards, indemnity payments and purchase price adjustments), subject to certain exceptions. Commencing on the first anniversary of the Effective Date, TER Holdings is also required to make mandatory payments of indebtedness under the Credit Agreement from a percentage of the Company’s excess cash flow, initially 50%, and decreasing to zero, based on the Company’s consolidated leverage ratio.

Events of Default. The Credit Agreement contains customary events of default, including failure to make payments when due, material breaches of representations and warranties, noncompliance with covenants, cross defaults, bankruptcy and insolvency defaults, material judgment defaults, impairment of loan documentation or security interests in collateral, change of control, ERISA matters and revocation of gaming licenses.

Use of Proceeds. Proceeds from the Term B Facilities shall be utilized to (i) pay off amounts outstanding under the debtor-in-possession credit facility entered into by the Company and its subsidiaries in connection with the Plan, which occurred on the Effective Date, (ii) fund the construction of a new tower at the Trump Taj Mahal Casino Resort, (iii) pay fees and expenses in connection with the Company’s restructuring, and (iv) provide for ongoing working capital and general corporate needs; provided that $150 million of the Term B Facilities shall be restricted to fund construction of the new tower at the Trump Taj Mahal Casino Resort. The Revolving Credit Facility, Swing Line Facility and any Letters of Credit shall be used to fund ongoing working capital requirements of TER Holdings and its subsidiaries and other general corporate purposes.

Certain Relationships. UBS Securities LLC has certain relationships with the Company, including the following: (i) UBS Securities LLC acted as the Company’s senior co-financial advisor in connection with the Company’s restructuring under the Plan, (ii) UBS Securities LLC acted as underwriter and joint book running manager for the March 2003 offering of the 11.625% First Priority Mortgage Notes due 2010 (the “TCH First Priority Notes”) and 17.625% Second Priority Mortgage Notes due 2010 (the “TCH Second Priority Notes,” together with the TCH Second Priority Notes, the “TCH Notes”) of Trump Casino Holdings, LLC and Trump Casino Funding, Inc., (iii) an affiliate of UBS Securities LLC loaned Donald J. Trump approximately $11.7 million in 2003 to acquire $15 million aggregate principal face amount of the TCH Second Priority Notes formerly owned by him (which loan has been repaid), (iv) UBS Securities LLC’s trading desk formerly held approximately $2.9 million aggregate principal face amount of TCH Second Priority Notes, and (v) Scott C. Butera, President and Chief Operating Officer of the Company, was formerly employed by UBS Securities, LLC. Morgan Stanley currently beneficially owns approximately 12.5% of the Company’s common stock and a certain principal amount of New Notes (as defined below). Morgan Stanley was also a member of the informal committee of the 11.25% First Mortgage Notes due 2006 of Trump Atlantic City Associates and Trump Atlantic City Funding, Inc., Trump Atlantic City Funding II, Inc. and Trump Atlantic City Funding III, Inc. (the “TAC Notes”) that selected certain members of the Company’s post-Effective Date board of directors, as described in Item 1.03 below. Furthermore, affiliates of UBS Securities, LLC, Morgan Stanley, Merrill Lynch Capital and Wells Fargo Foothill, Inc. may provide investment or commercial banking services to the Company or its affiliates in the future.

New Notes Indenture

On the Effective Date, TER Holdings and Trump Entertainment Resorts Funding, Inc. (“TER Funding,” together with TER Holdings, the “Issuers”), certain guarantors named therein and U.S. Bank National Association entered into an indenture (the “New Notes Indenture”), which governs the $1.25 billion 8.5% Senior Secured Notes due 2015 of the Issuers (the “New Notes”) issued on the Effective Date in connection with the Plan.

Qualified and Non-Qualified Portions. $730 million aggregate principal amount of the New Notes are nonrecourse to the Issuers and to the partners of TER Holdings (the “Qualified Portion”). $520 million aggregate principal amount of the New Notes are recourse to the Issuers and to the Company, in its capacity as general partner of TER Holdings (the “Non-Qualified Portion”). The Non-Qualified Portion and Qualified Portion shall be recalculated on a periodic basis based on certain tax considerations no less frequently than annually, provided that in no event shall the Qualified Portion exceed $730 million aggregate principal amount of New Notes.

Guarantors. All of the domestic subsidiaries of TER Holdings (except for TER Funding, as co-issuer of the New Notes) (the “Guarantors”) are guarantors of the Non-Qualified Portion, which are fully recourse and enforceable against the collateral securing the New Notes. All of the Guarantors, with the exception of Trump Indiana, Inc., are guarantors of the Qualified Portion, which are nonrecourse and enforceable only against the collateral securing the New Notes.

Ranking. The New Notes are senior obligations of the Issuers and rank senior in right of payment to all of the future subordinated indebtedness of the Issuers. The obligations of the Issuers under the New Notes are guaranteed on a senior basis by the Guarantors and rank senior in right of payment to any of the Guarantors’ future subordinated indebtedness. Notwithstanding the foregoing, because amounts borrowed under the Credit Agreement are secured by substantially all assets of the Issuers and the Guarantors, the New Notes and the guarantees thereof are effectively subordinated to amounts borrowed under the Credit Agreement.

Collateral. TER Holdings’ obligations under the New Notes are secured by a lien on substantially all the Guarantors’ now owned or, subject to certain exceptions, after acquired real property and incidental personal property and certain other property of TER Holdings and its subsidiaries (with the exception of those of Trump Indiana, Inc.), subject to prior liens securing amounts borrowed under the Credit Agreement and certain permitted prior liens. The Issuers will provide an annual valuation of the collateral securing the Notes, prepared and certified by a nationally recognized independent appraisal or investment banking firm, identifying the value of all interests in real property and other property incidental to the activity of holding real property. Based on the results of such valuation, the Issuers and the Guarantors will grant additional collateral to secure the obligations under the New Notes and guarantees consisting of other property and assets of the Issuers and Guarantors, other than certain excluded assets, based on certain tax considerations. When the Credit Agreement and other priority indebtedness permitted under the New Notes Indenture and all refinancings of such amounts are no longer outstanding, the liens securing the New Notes and the guarantees thereof will no longer be subordinated to any other liens, except for certain permitted liens under the New Notes Indenture.

Redemption. Except in connection with a public or private equity offering, the New Notes are not redeemable until June 1, 2010. Until June 1, 2008, the Issuers may redeem up to 35.0% of the aggregate principal amount of the New Notes with the net proceeds of one or more public or private equity offerings. Commencing on June 1, 2010 and for each twelve month period thereafter until June 1, 2013, the New Notes are redeemable at certain percentages decreasing to 100% of the outstanding principal amount. If the Issuers or certain restricted subsidiaries engage in certain asset sales, or if certain events of loss or a change of control of TER Holdings occurs, TER Holdings may be required to offer to repurchase the notes at the redemption prices set forth in the New Notes Indenture. The New Notes are also subject to redemption requirements imposed by gaming laws and regulations of gaming regulatory authorities in New Jersey and Indiana and other gaming regulatory authorities with jurisdiction over TER Holdings’ properties. To the extent that any New Notes are redeemed under the foregoing provisions, the Non-Qualified Portion and guarantees of the Non-Qualified Portion will be correspondingly reduced. Any New Notes redeemed in excess of the Non-Qualified Portion will reduce the Qualified Portion and the guarantees of the Qualified Portion.

Covenants. The New Notes Indenture contains covenants limiting TER Holdings’ (and most or all of its subsidiaries’) ability to incur additional debt, pay dividends or distributions on its equity interests or repurchase its equity interests, issue stock of subsidiaries, make certain investments, create liens on its assets to secure debt, enter into transactions with affiliates or merge or consolidate with another company, among other restrictions.

Certain Relationships. U.S. Bank National Association served as indenture trustee under the indentures governing the TAC Notes and TCH Notes, and also served as disbursing agent with respect to distributions to holders of TAC Notes and TCH Notes under the Plan.

Agreements with Donald J. Trump

DJT Investment Agreement. On the Effective Date, the Company, Trump Hotels & Casino Resorts Holdings, L.P. (predecessor-in-interest to TER Holdings) and Donald J. Trump entered into an amended and restated investment agreement (the “DJT Investment Agreement”), pursuant to which Mr. Trump agreed to invest $55 million in TER Holdings and contribute approximately $16.4 million aggregate principal amount of the TCH Notes beneficially owned by him (including interest accrued thereon) in connection with the Plan. The DJT Investment Agreement amends and restates the investment agreement entered into by such parties on January 25, 2005. The Company and certain of its subsidiaries have also entered into certain ancillary agreements with Mr. Trump on the Effective Date, including the following:

TER Holdings’ Partnership Agreement and Exchange Rights Agreement. On the Effective Date, the Company, TCI 2 Holdings, LLC (a wholly owned subsidiary of the Company), Mr. Trump and certain of his controlled affiliates entered into the Fourth Amended and Restated Partnership Agreement of TER Holdings (the “Partnership Agreement”). The Partnership Agreement contains provisions regarding the management of TER Holdings, the transferability of interests, additional capital contributions and distribution and allocation of profits and interests, among other provisions. The Partnership Agreement also contains certain tax distribution and indemnification provisions that, among other things, require the affirmative vote of Mr. Trump with respect to a sale or transfer of one or more of the Company’s current properties; provided, however that the Company may sell or transfer such properties without Mr. Trump’s consent if either the Company or TER Holdings indemnifies Mr. Trump up to an aggregate of $100 million for the U.S. federal income tax consequences associated with such sale or transfer. On the Effective Date, Mr. Trump, the Company, TER Holdings and certain of Mr. Trump’s controlled affiliates also entered into a Third Amended and Restated Exchange Rights Agreement (the “Exchange Rights Agreement”), which allows Mr. Trump and his controlled affiliates to exchange their limited partnership interests in TER Holdings for the Company’s common stock, subject to certain terms and conditions.

Services Agreement. On the Effective Date, the Company and TER Holdings entered into a services agreement (the “Services Agreement”) with Mr. Trump, pursuant to which Mr. Trump serves as Chairman of the board of directors of the Company and certain of the Company’s subsidiaries. Mr. Trump is also obligated to participate in up to six promotional events per year on the Company’s behalf, and will reasonably cooperate with the Company in the production of advertisements for the Company at the Company’s sole expense. The initial term of the Services Agreement is three years, and will be automatically extended so that the remaining term on any given date after the expiration of the initial three-year term will be three years, subject to certain terms and conditions.

Under the Services Agreement, Mr. Trump will receive an annual fee of $2 million and be eligible to receive an annual bonus at the discretion of the compensation committee of the Company’s board of directors. Mr. Trump is also entitled to reimbursement of reasonable and documented expenses incurred by him or his controlled affiliates in connection with the performance of his services and, subject to a budget approved by the compensation committee of the Company’s board of directors, certain reasonably documented administrative and overhead expenses. In addition, Mr. Trump is entitled to fringe benefits and perquisites in accordance with the Company’s most favorable plans, practices, programs, policies and arrangements for other directors, as well as office space and secretarial and support services consistent with his role as Chairman. The Services Agreement also grants Mr. Trump certain indemnification rights (to the extent Mr. Trump is not entitled to full indemnification under the Company’s charter documents or the Partnership Agreement) with respect to the performance of his obligations under the Services Agreement and his actions as a director, officer, employee or agent of the Company or TER Holdings. Mr. Trump also has the right of advancement of reasonable costs and expenses in connection with such indemnification, and the Company will maintain director and officer liability insurance for Mr. Trump’s benefit consistent with the Company’s current practices.

The Services Agreement may be terminated by Mr. Trump for “Good Reason” or by the Company for “Cause” as defined in such agreement. Upon termination of the Services Agreement, Mr. Trump will be entitled to all accrued and unpaid salary and bonus as of the date of termination and reimbursement of all expenses under the agreements plus all fees and bonus that would otherwise be payable for a period of three years following the date of such expiration or termination (i) if Mr. Trump terminates the agreement for “Good Reason,” (ii) if the Company’s stockholders fail to elect Mr. Trump to serve, or otherwise remove Mr. Trump from serving, as a member of the Company’s board of directors, or (iii) upon Mr. Trump’s death or permanent disability. If the Company and TER Holdings terminate the Services Agreement at or prior to its three-year term, Mr. Trump will be entitled to receive a cash lump sum payment of $6 million.

Trademark License Agreement and Trademark Security Agreement. On the Effective Date, TER Holdings, the Company and certain of its subsidiaries entered into a trademark license agreement with Mr. Trump (the “Trademark License Agreement”), which grants TER Holdings a perpetual, exclusive, royalty-free license to use Mr. Trump’s name and likeness in connection with TER Holdings’ casino and gaming activities, subject to certain terms and conditions. The Trademark License Agreement amends and restates Mr. Trump’s trademark license agreement with the Company in effect prior to the Effective Date. TER Holdings may sublicense the right to use the licensed marks to TER and/or any subsidiary of TER Holdings and persons or entities providing casino services and products on any Company property. TER Holdings has agreed to certain quality control provisions in order to protect the goodwill and integrity associated with the licensed marks and Mr. Trump’s likeness, and has agreed to obtain minimum comprehensive general liability insurance, workers’ compensation insurance and umbrella liability insurance in certain minimum amounts.

If Mr. Trump’s Services Agreement is terminated by the Company or TER Holdings other than for “Cause” or by Mr. Trump for “Good Reason,” or if the Company and TER Holdings are not offering terms to Mr. Trump pursuant to a Services Agreement at least as favorable to Mr. Trump as his Services Agreement (in each case other than as a result of Mr. Trump’s death or permanent disability), then TER Holdings will have the option to convert the trademark license into a royalty-bearing license with a ten-year term. For each Company property that uses the licensed marks or Mr. Trump’s likeness, Mr. Trump will be entitled to an annual royalty, payable quarterly in the amount of (i) $500,000 for each Company property with an annual EBITDA of at least $25 million or (ii) $100,000 for each Company property with an annual EBITDA of less than $25 million, provided that aggregate royalties will not exceed $5 million a year. Any payments that are not paid within thirty days after such payments are due will bear interest from the end of such thirty day period at the rate of ten percent per annum. Mr. Trump’s obligations under the Trademark License Agreement are secured by an amended and restated trademark security agreement, pursuant to which Mr. Trump has granted TER Holdings a first priority security interest in the licensed marks in connection with casino services and products.

Right of First Offer Agreement. On the Effective Date, the Company and TER Holdings entered into a right of first offer agreement (the “ROFO Agreement”) with the Trump Organization LLC, Mr. Trump’s controlled affiliate, granting the Trump Organization LLC a three-year right of first offer to serve as development manager, project manager, construction manager and/or general contractor with respect to construction and development projects with an initial budget of at least $35 million, for casinos, casino hotels and related hospitality lodging to be performed by third parties on the Company’s existing and future properties, subject to certain terms and conditions. If the Trump Organization LLC does not exercise its right of first offer within thirty days after receiving a right of first offer notice from the Company, then the Company and TER Holdings may engage any party to perform such services upon any terms. However, if (i) the Company or TER Holdings does not engage a party within nine months of the right of first offer notice or (ii) the Company or TER Holdings engages such other party on terms that are materially different from the terms contained in the right of first offer notice, then the Company or TER Holdings may not engage another party without giving the Trump Organization LLC another right of first offer. The ROFO Agreement sets forth the terms, conditions and parameters for the negotiations of the terms of any services to be provided by the Trump Organization LLC under the agreement.

Voting Agreement. On the Effective Date, Mr. Trump entered into a voting agreement (the “Voting Agreement”) with the Company that provides for the continued election of five Class A Directors initially appointed by the informal committee of holders of TAC Notes under the Plan (and any person selected by a majority of Class A Directors then serving as directors to fill any vacancy) until the earlier of (i) the date immediately following the date of the sixth annual meeting of the Company’s stockholders following the Effective Date and (ii) such time as the stockholders of the Company fail to elect Mr. Trump to the Company’s board of directors, subject to certain terms and conditions (the “Class A Nomination Period”).

Until the Company and TER Holdings terminate Mr. Trump’s Services Agreement for “Cause” (the “DJT Nomination Period”), if Mr. Trump beneficially owns at least 7.5% of the Company’s common stock, he may nominate three directors, one of whom will be Mr. Trump and one of whom will be independent. If, during the DJT Nomination Period, Mr. Trump beneficially owns at least 5.0% but less than 7.5% of the Company’s common stock, he may nominate two directors, one of whom will be Mr. Trump and one of whom will be independent. If, during the DJT Nomination Period, Mr. Trump owns less than 5.0% of the Company’s common stock, he may serve as a director as long as his Services Agreement has not been terminated. In addition, if, during the DJT Nomination Period, Mr. Trump beneficially owns less than 5.0% of the Company’s common stock, the director that is not one of the five Class A Directors (the “Joint Director”) must be acceptable to him. If, during the Class A Nomination Period, Mr. Trump owns less than 5.0% of the Company’s common stock, the Joint Director must be acceptable to a majority of the Class A Directors. During the DJT Nomination Period, Mr. Trump will serve on each committee of the Company’s board of directors, other than the compensation committee and audit committee. The foregoing actions are subject to applicable law, fiduciary duties and stock exchange and securities market rules.

Warrants. On the Effective Date, the Company and Mr. Trump entered into a ten-year warrant agreement (the “DJT Warrant”), which is exercisable for 1,446,706 shares of the Company’s common stock, par value $0.001 per share (the “New

Common Stock”), and has an exercise price of $21.90 per share, subject to certain anti-dilution provisions. Mr. Trump also received a one-year warrant exercisable for 1,217,933 shares of New Common Stock (the “DJT Class A Warrant”), exercisable at $14.60 per share, subject to certain anti-dilution provisions.

Interests in Miss Universe Pageant. On the Effective Date, TER Holdings entered into an agreement that transferred its 25% beneficial interest in the Miss Universe Pageant to Mr. Trump pursuant to the Plan.

Certain Relationships. As of the Effective Date, Mr. Trump beneficially owned approximately 29.16% of the New Common Stock (including limited partnership interests in TER Holdings that are exchangeable for common stock; Mr. Trump holds Class B common stock that allows him to vote such limited partnership interests on an if-converted basis) on a fully diluted basis. Certain other material relationships between Mr. Trump and the Company are described in this Current Report on Form 8-K and the Company’s reports filed with the SEC.

Other Agreements

In addition to the agreements described above, the Company entered into certain other agreements as of the Effective Date:

Class A Warrants. On the Effective Date, the Company entered into a warrant agreement (the “Class 11 Class A Warrants,” together with the DJT Class A Warrant, the “Class A Warrants”) with Continental Stock Transfer & Trust Company, as warrant agent. The Class 11 Class A Warrants, which were issued to holders (except for Donald J. Trump) of the Company’s pre-Effective Date common stock (the “Old Common Stock”), are exercisable until May 22, 2006 for an aggregate of approximately 2,207,260 shares of New Common Stock at an exercise price of $14.60 per share, subject to certain anti-dilution provisions. As soon as reasonably practicable after the expiration of the Class A Warrants, the Company will distribute to former holders of TAC Notes, on a pro rata basis, (a) the cash proceeds from the exercise of any Class A Warrants (plus any interest accrued thereon) and (b) if any Class A Warrants are not exercised, any shares of the New Common Stock reserved for issuance upon exercise of the Class A Warrants.

Registration Rights Agreement. On the Effective Date, the Company entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to file with the SEC no later than 90 days following the Effective Date, and to use its commercially reasonable efforts to cause to be declared effective by 150 days following the Effective Date, a registration statement to register for resale the New Notes and the New Common Stock of certain holders that may be deemed to be affiliates of the Company. If no person has qualified as an affiliated holder under the Registration Rights Agreement for thirty days following the Effective Date, the Registration Rights Agreement will terminate and be of no further force and effect.

New Stock Incentive Plan. On the Effective Date, the Company adopted a form of a management stock incentive plan for officers, employees, consultants and independent directors of the Company. Although the bankruptcy court in connection with the Plan approved the new stock incentive plan, the plan has yet to be formally approved by the Company’s board of directors or stockholders. If formally approved, the new stock incentive plan would allow the Company to grant incentive stock options, nonqualified stock options, restricted stock, stock appreciation rights, performance shares and other stock based awards. The plan would be administered by the Company’s board of directors or, if so delegated, a committee of the board of directors consisting of at least two directors who qualify both as non-employee directors and “outside directors” pursuant to applicable law. The board of directors of the Company or such committee would have broad discretion over all terms applicable to awards, provided that such terms are consistent with the new stock incentive plan and applicable law.

Amended and Restated Organizational Documents. On the Effective Date, the Company adopted a restated certificate of incorporation and bylaws, and the Company’s subsidiaries also adopted amended and restated organizational documents.

Indemnification Agreements. On the Effective Date, the Company entered into indemnification agreements with its directors, indemnifying such persons to the fullest extent permitted under Delaware law, against expenses, judgments, fines and other amounts actually and reasonably incurred by such persons in connection with their service as directors of the Company, subject to certain terms and conditions.

Item 1.02	Termination of a Material Definitive Agreement

In connection with the consummation of the Plan, the following agreements are no longer in effect as of the Effective Date:

•

The indenture, dated as of April 17, 1996, among Trump Atlantic City Associates and Trump Atlantic City Funding, Inc., as issuers, Trump Plaza Associates, Trump Taj Mahal Associates and Trump Atlantic City Corporation, as guarantors, and First Bank National Association, as trustee, and the collateral agreements, security agreements, mortgages and other agreements related thereto. These agreements relate to the TAC Notes, which were cancelled in connection with the Plan.

•	The indenture, dated as of December 10, 1997, among Trump Atlantic City Associates and Trump Atlantic City Funding II, Inc., as issuers, Trump Atlantic City Corporation, Trump Casino Services, LLC, Trump Communications, LLC, Trump Plaza Associates and Trump Taj Mahal Associates, as guarantors, and U.S. Bank National Association, as trustee, and the collateral agreements, security agreements, mortgages and other agreements related thereto. These agreements relate to the TAC Notes, which were cancelled in connection with the Plan.

•	The indenture, dated as of December 10, 1997, among Trump Atlantic City Associates and Trump Atlantic City Funding III, Inc., as issuers, Trump Atlantic City Corporation, Trump Casino Services, LLC, Trump Communications, LLC, Trump Plaza Associates and Trump Taj Mahal Associates, as guarantors, and U.S. Bank National Association, as trustee, and the collateral agreements, security agreements, mortgages and other agreements related thereto. These agreements relate to the TAC Notes, which were cancelled in connection with the Plan.

•	The indenture governing the TCH First Priority Notes, dated as of March 25, 2003, among Trump Casino Holdings, LLC and Trump Casino Funding, Inc., as issuers, the guarantors named therein and U.S. Bank National Association, as trustee, and the collateral agreements, security agreements, mortgages and other agreements related thereto. These agreements relate to the TCH First Priority Notes, which were cancelled in connection with the Plan.

•	The indenture governing the TCH Second Priority Notes, dated as of March 25, 2003, among Trump Casino Holdings, LLC and Trump Casino Funding, Inc., as issuers, the guarantors named therein and U.S. Bank National Association, as trustee, and the collateral agreements, security agreements, mortgages and other agreements related thereto. These agreements relate to the TCH Second Priority Notes, which were cancelled in connection with the Plan.

•	The stipulation of settlement, compromise and release dated September 28, 2001, as approved by the District Court of the Southern District of New York in its order and final judgment dated December 11, 2001, in Case No. 96 Civ. 7820 (GEL), and the stipulation of settlement agreement, dated May 15, 2001, as approved by the Superior Court of New Jersey, Chancery Division, Atlantic County on August 17, 2001. These agreements required the appointment of a special committee of independent directors of the Company unaffiliated with Mr. Trump to review any offers to purchase the Company and certain transactions between the Company and any officer or director of the Company, among other provisions. Pursuant to the Plan, as of the Effective Date, the composition of the Company’s board of directors and the Company’s relationship with Mr. Trump, including any transactions or other matters previously covered by such settlement agreements, are to be governed by the Plan, the Company’s restated certificate of incorporation and the agreements entered into between Mr. Trump and the Company as of the Effective Date.

•	The Company’s 1995 Stock Option Plan. This stock option plan relates to options to purchase shares of Old Common Stock, which options were cancelled in connection with the Plan. As disclosed in Item 1.01, the Company adopted a form of a management stock incentive plan as of the Effective Date, which will become effective upon formal approval by the recapitalized Company’s board of directors and stockholders.

•	The contribution agreement, dated as of June 12, 1995, between Donald J. Trump and the Company. This agreement required, among other things, Mr. Trump to (i) conduct all casino and gaming activities only through the Company or TER Holdings or any of their respective subsidiaries and (ii) refrain from having, directly or indirectly through any affiliate, any ownership or other participation in any person engaged in casino and gaming activities or the development, marketing, sale or other activity in connection with casino services and products. This agreement was terminated by the Services Agreement on the Effective Date.

•	Amended and Restated Executive Agreement, dated as of January 1, 2003, by and among Donald J. Trump, Trump Hotels & Casino Resorts, Inc., Trump Hotels & Casino Resorts Holdings, L.P. and Trump Atlantic City Associates. This agreement was terminated on the Effective Date by the Services Agreement on the Effective Date.

•	The Third Amended and Restated Agreement of Limited Partnership of Trump Hotels & Casino Resorts Holdings, LP, dated October 7, 1996, by and among the Trump Hotels & Casino Resorts, Inc., Donald J. Trump, THCR/LP Corporation, Trump Casinos, Inc. and Trump Casinos II, Inc. As described in Item 1.01, this agreement was amended and restated by the Partnership Agreement on the Effective Date.

•	Second Amended and Restated Exchange and Registration Rights Agreement, dated October 7, 1996, among Donald J. Trump, Trump Casinos, Inc., Trump Casinos II, Inc. and Trump Hotels & Casino Resorts, Inc. As described in Item 1.01, this agreement was amended and restated by the Exchange Rights Agreement on the Effective Date.

•	Trademark License Agreement, dated June 12, 1995, between Donald J. Trump and Trump Hotels & Casino Resorts, Inc, and the Trademark Security Agreement, dated June 12, 1995, between Donald J. Trump and Trump Hotels & Casino Resorts, Inc., each as amended. These agreements were amended and restated by the Trademark and License Agreement and related trademark security agreement described in Item 1.01 on the Effective Date.

Certain Relationships. As described above, U.S. Bank National Association, formerly the indenture trustee for the TAC Notes and TCH Notes, is serving as disbursing agent with respect to distributions to holders of TAC Notes and TCH Notes under the Plan, as well as serving as indenture trustee for the New Notes Indenture. Certain material relationships between Mr. Trump and the Company are described in this Current Report on Form 8-K and the Company’s reports filed with the SEC.

Item 1.03	Bankruptcy or Receivership.

As described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 11, 2005, the United States Bankruptcy Court for the District of New Jersey entered an order confirming the Plan under chapter 11 of the United States bankruptcy code on April 5, 2005, as amended. The Effective Date of the Plan occurred on May 20, 2005. A copy of the Plan and press release announcing the Effective Date are attached or incorporated by reference hereto as Exhibits 2.1 and 99.1, respectively. Set forth is a summary of certain material provisions of the Plan, as consummated, which is qualified in its entirety by reference to the Plan itself.

Debt Restructuring

Distributions to Holders of TAC Notes. Holders of TAC Notes exchanged their notes, approximately $1.3 billion aggregate principal face amount, for approximately $777.3 million aggregate principal amount of New Notes, approximately 26,325,562 shares of New Common Stock (approximately 63.69% on a fully diluted basis) and an additional amount in cash equal to simple interest accrued on approximately $777.3 million of New Notes at the annual rate of 8.5% from the last scheduled date to which interest was paid with respect to the TAC Notes (or May 1, 2004) through the Effective Date. Holders of TAC Notes were entitled to receive a pro rata allocation of New Notes and New Common Stock under the Plan, or could elect to maximize the distribution of New Notes or New Common Stock to such holders.

•	Based on the results of this election mechanism, holders of TAC Notes that were allocated a pro rata distribution under the Plan received, for each $1,000 principal amount of TAC Notes:

—	Approximately $53.51 in cash,

—	Approximately $598 principal amount of New Notes, and

—	Approximately 20.250 shares of New Common Stock.

•	Holders of TAC Notes who elected to maximize the distribution of New Notes under the Plan received, for each $1,000 principal amount of TAC Notes:

—	Approximately $53.51 in cash,

—	Approximately $773 principal amount of New Notes, and

—	Approximately 8.308 shares of New Common Stock.

•	Holders of TAC Notes that elected to maximize the distribution of New Common Stocks under the Plan received, for each $1,000 principal amount of TAC Notes:

—	Approximately $53.51 in cash, and

—	Approximately 61.212 shares of New Common Stock.

In addition to the foregoing distribution, on or following the first anniversary of the Effective Date, holders of TAC Notes will receive, on a pro rata basis, (i) the cash proceeds from the exercise of Class A Warrants, plus any interest accrued thereon and (ii) if any of the Class A Warrants are not exercised, the shares of New Common Stock reserved for issuance upon exercise of such warrants.

Distributions to Holders of TCH First Priority Notes. Holders of TCH First Priority Notes, approximately $425 million aggregate principal face amount, exchanged their notes for approximately $425 million aggregate principal amount of New Notes, approximately $21.25 million in cash and approximately 582,283 shares of New Common Stock (approximately 1.41% on a fully diluted basis). In addition, such holders received an additional amount in cash equal to simple interest accrued on $425 million at the annual rate of 12.625% through the Effective Date on the regularly scheduled interest payment dates for the TCH First Priority Notes, provided that interest accrued from the last date through which interest was paid (March 15, 2005) through the Effective Date was distributed in cash on the Effective Date. Holders of TCH First Priority Notes were entitled to receive a pro rata allocation of cash and New Common Stock under the Plan, or could elect to maximize the distribution of cash or New Common Stock to such holders.

•	Based on the results of this election mechanism, holders of TCH First Priority Notes that were allocated a pro rata distribution under the Plan received, for each $1,000 principal amount of TCH First Priority Notes:

—	Approximately $72.80 in cash,

—	$1,000 principal amount of New Notes, and

—	Approximately 1.37 shares of New Common Stock.

•	Holders of TCH First Priority Notes that elected to maximize the distribution of cash under the Plan received, for each $1,000 principal amount of New Notes:

—	Approximately $88.91 in cash,

—	$1,000 principal amount of New Notes, and

—	Approximately 0.266 shares of New Common Stock.

•	Holders of TCH First Priority Notes that elected to maximize the distribution of New Common Stock under the Plan received, for each $1,000 principal amount of TCH First Priority Notes:

—	Approximately $22.80 in cash,

—	$1,000 principal amount of New Notes, and

—	Approximately 4.795 shares of New Common Stock.

Distributions to Holders of TCH Second Priority Notes. The unaffiliated holders of TCH Second Priority Notes, approximately $54.6 aggregate principal face amount, exchanged their notes for approximately $47.7 million aggregate principal amount of New Notes, approximately $2.3 million in cash, approximately 145,116 shares of New Common Stock (approximately 0.35% of the shares of New Common Stock on a fully diluted basis) and an additional amount in cash equal to simple interest accrued on (i) $54.6 million at the annual rate of 18.625% from the last scheduled date to which interest was paid with respect to the TCH Second Priority Notes to the date that was ninety days after the petition date for the Chapter 11 cases (or February 21, 2005), and (ii) approximately $47.7 million at the annual rate of 8.5% from the ninety-first day after the petition date (or February 22, 2005) through the Effective Date. Holders of TCH Second Priority Notes received, for each $1,000 principal amount of TCH Second Priority Notes:

—	Approximately $141.57 in cash,

—	Approximately $874 principal amount of New Notes, and

—	Approximately 2.66 shares of New Common Stock.

Distributions to Holders of Old Common Stock. As part of the Plan, the Company implemented a 1,000 for 1 reverse stock split (the “Reverse Stock Split”) of Old Common Stock, such that each 1,000 shares of Old Common Stock immediately prior to the Reverse Stock Split were consolidated into one share of New Common Stock. The aggregate fractional share interests beneficially owned by each holder of Old Common Stock were rounded up to the nearest whole number. Following the Reverse Stock Split, holders of Old Common Stock received an aggregate of approximately 19,944 shares of New Common Stock (approximately 0.05% on a fully diluted basis for holders other than Mr. Trump). All options to acquire Old Common Stock were cancelled. Such holders (other than Mr. Trump) also received Class 11 Class A Warrants to purchase up to approximately 2,207,260 shares of New Common Stock (approximately 5.34% on a fully diluted basis) and received an aggregate of $17.5 million in cash. Based on the foregoing, each holder of Old Common Stock received:

—	0.001 shares of New Common Stock for each share of Old Common Stock beneficially owned by such holder, subject to the disposition of fractional interests following the Reverse Stock Split,

—	Class A Warrants to purchase up to approximately 0.1106736 shares of New Common Stock for each share of Old Common Stock beneficially owned by such holder. The number of shares of a New Common Stock into which such Class A Warrants are exercisable were rounded up to the nearest whole number, and

—	Approximately $0.88 for each share of Old Common Stock beneficially owned by such holder.

In addition, such holders will receive a pro rata share of the net proceeds from the sale of the former World’s Fair site in Atlantic City, New Jersey, which will be sold at auction within approximately 60 days following the Effective Date under the Plan.

Equity Capitalization. The following table summarizes the approximate number of shares and approximate percentages of each category of beneficial owners of New Common Stock as of the Effective Date, on a fully diluted basis:

New Common Stock1

Beneficial Owner	Shares Beneficially Owned[2]	Percent of Class
TAC Noteholders	26,325,562	63.69%
Donald J. Trump	12,054,296[3]	29.16%
Other Stockholders (excluding Mr. Trump)	2,227,204[4]	5.39%
TCH First Priority Noteholders	582,283	1.41%
TCH Second Priority Noteholders (excluding Mr. Trump)	145,116	0.35%

Total Shares	41,334,461[5]	100%

The Company expects to apply to have the New Common Stock listed on the New York Stock Exchange or the NASDAQ national market system or small cap system or other trading market in the near future.

[1]	Represents the equity capitalization of the Company immediately following consummation of the Plan. Shares and percentages are subject to change based on the disposition of fractional shares of New Common Stock in connection with the Reverse Stock Split, issuance of Class 11 Class A Warrants and rounding in connection with distributions under the Plan.

[2]	Includes shares of the New Common Stock issued or reserved for issuance, including shares issuable upon (i) exercise of the DJT Warrant, (ii) exercise of the DJT Class A Warrant, (iii) exercise of Class 11 Class A Warrants, and (iv) the conversion of limited partnership interests in TER Holdings held directly and indirectly by Donald J. Trump.

[3]	Includes (i) 12,173 shares of New Common Stock held directly by the Mr. Trump and his controlled affiliates, (ii) limited partnership interests in TER Holdings exchangeable for 9,377,484 shares of New Common Stock, (iii) 1,217,933 shares of New Common Stock issuable upon exercise of the DJT Warrant, and (iv) 1,446,706 shares of New Common Stock issuable upon exercise of the DJT Class A Warrant.

[4]	Includes (i) approximately 19,944 shares of New Common Stock to be received by holders of Old Common Stock following the Reverse Stock Split and (ii) Class 11 Class A Warrants to purchase up to approximately 2,207,260 shares of the New Common Stock.

[5]	Represents approximate shares of New Common Stock issued or reserved for issuance on the Effective Date.

Board of Directors of Reorganized Company

General. The Company’s board of directors consists of nine members appointed in accordance with the Plan. Initially, five Class A Directors (Edward H. D’Alelio, Cezar M. Froelich, Morton E. Handel, Michael A. Kramer and James B. Perry) were nominated by the informal committee of certain holders of TAC Notes appointed in connection with the Plan. Three directors (Wallace B. Askins, Don M. Thomas and Mr. Trump, as chairman) were nominated by Mr. Trump. The ninth director (James J. Florio) was required to be mutually acceptable to the informal committee of holders of TAC Notes and Mr. Trump.

Classified Board. The directors have been divided into three classes, each having staggered three-year terms. Wallace B. Askins, Edward H. D’Alelio and James J. Florio are serving in the class of directors whose terms will expire at the first annual meeting of stockholders following their election. Don M. Thomas, Cezar M. Froelich and Michael Kramer are serving in the class of directors whose terms will expire at the second annual meeting of stockholders following their election. Mr. Trump, James B. Perry and Morton E. Handel are serving in the class of directors whose terms will expire at the third annual meeting of stockholders following their election.

Voting Agreement. As described above, Mr. Trump has entered into the Voting Agreement, which provides for the continued election of Class A Directors (and any person selected by a majority of Class A Directors then serving as directors to fill any vacancy) until the earlier of (i) the date immediately following the date of the sixth annual meeting of the Company’s stockholders following the Effective Date and (ii) such time as the stockholders of the Company shall fail to elect Mr. Trump to the Company’s board of directors, subject to certain terms and conditions. Until the Company and TER Holdings terminate Mr. Trump’s services agreement for “Cause,” (i) Mr. Trump has the right to designate up to three directors (along with a ninth director that must be mutually acceptable to Mr. Trump and a majority of Class A Directors), subject to adjustment based on Mr. Trump’s beneficial ownership of shares of the New Common Stock and (ii) Mr. Trump will serve on each committee of the Company’s board of directors, other than the compensation committee and audit committee. The foregoing arrangements with respect to the recapitalized Company’s board of directors are subject to applicable law (including applicable approvals from gaming authorities), fiduciary duties and stock exchange and securities market rules.

Other Aspects of Plan

Donald J. Trump Investment Agreement. As described in Item 1.01, on the Effective Date, the Company entered into the DJT Investment Agreement with Donald J. Trump, as well as several ancillary agreements, including the Partnership Agreement, Exchange Rights Agreement, Services Agreement, Trademark License Agreement and related trademark security agreement, ROFO Agreement, Voting Agreement, DJT Warrant, DJT Class A Warrant and the assignment of TER Holdings’ 25% interest in the Miss Universe Pageant to Mr. Trump.

Corporate Reorganizations. On or prior to the Effective Date, the Company undertook a series of restructuring transactions that simplified its organizational structure. See Exhibit 99.2 attached hereto for a post-Effective Date organizational chart of the Company and its subsidiaries.

DIP Facility and Exit Facility. On November 22, 2004, the Debtors entered into a debtor-in-possession financing (the “DIP Facility”) providing up to $100 million of borrowings during the Debtors’ chapter 11 cases, secured by a first priority priming lien on substantially all the assets of the Debtors, including the assets securing the TAC Notes and TCH Notes. The Company used the proceeds under the Credit Agreement to repay the DIP Facility.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The descriptions of the Credit Agreement and New Notes Indenture included in Item 1.01 are incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided in Item 1.01 regarding the DJT Investment Agreement, including the description of the New Common Stock, Class B common stock, limited partnership interests in TER Holdings, DJT Warrant and DJT Class A Warrant, is incorporated by reference into this Item 3.02. Such securities were issued to Mr. Trump in reliance upon an exemption from registration with the SEC pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. Mr. Trump has represented that he is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended.

The information provided in Item 1.01 regarding the New Common Stock and Class 11 Class A Warrants is incorporated by reference in this Item 3.02. Such securities were issued in reliance upon an exemption from registration with the SEC pursuant to section 1145 of the Bankruptcy Code.

Item 3.03.	Material Modification to Rights of Security Holders.

The description of the Plan with respect to holders of the Old Common Stock, TAC Notes and TCH Notes is incorporated by reference into this Item 3.03.

Item 5.01	Change of Control

Consummation of the Plan has resulted in the holders of TAC Notes beneficially owning approximately 63.69% of the New Common Stock on a fully diluted basis as of Effective Date. Donald J. Trump, who, prior to the consummation of the Plan, beneficially owned approximately 56.4% of the Old Common Stock, beneficially owned approximately 29.16% of the New Common Stock on a fully diluted basis as of the Effective Date. As of the Effective Date, Holders of Old Common Stock beneficially owned approximately 5.39% of the New Common Stock on a fully diluted basis. As described in Item 1.03, the board of directors of the Company consists of nine members, including five directors nominated by the informal committee of holders of TAC Notes, three directors nominated by Mr. Trump (including Mr. Trump, as Chairman) and one Joint Director mutually acceptable to such committee and Mr. Trump. As described in Item 1.01, Mr. Trump and the Company have also entered into the Voting Agreement, which will determine the composition of the Company’s board of directors for a specified period.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Pursuant to the Plan, on the Effective Date: (i) Robert J. McGuire resigned as a director of the Company, (ii) Edward H. D’Alelio, Cezar M. Froelich, Morton E. Handel, Michael A. Kramer and James B. Perry were appointed as Class A Directors pursuant to nominations by the informal committee of holders of TAC Notes, (iii) Donald J. Trump, Wallace B. Askins and Don M. Thomas were appointed to the board of directors of the Company pursuant to nominations by Mr. Trump, and (iv) James J. Florio was jointly appointed to the board of directors of the Company pursuant to nominations by the informal committee of holders of TAC Notes and Mr. Trump. Certain other material relationships between Mr. Trump and the Company are described in this Current Report on Form 8-K and the Company’s reports filed with the SEC. Under the Plan, the current members of the Company’s management may serve in their respective positions through the first meeting of the board of directors after the Effective Date, which will take place no later than thirty days after the Effective Date. A majority of the Company’s board of directors will select the senior management of the Company and its subsidiaries, which may include current members of management, subject to mutually acceptable terms of employment.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Plan, the Company amended and restated its certificate of incorporation and bylaws, and the Company’s subsidiaries adopted amended and restated organizational documents effective as of the Effective Date. For a description of certain provisions of the restated certificate of incorporation and amended and restated bylaws, see the Form 8-A of the Company, filed with the SEC on the date herewith. The Company’s restated certificate of incorporation and amended and restated bylaws are filed as Exhibits 3.1 and 3.2, respectively.

Item 7.01.	Regulation FD Disclosure.

Attached as Exhibit 99.1 hereto is a press release, dated May 20, 2005, issued by the Company regarding the Effective Date of the Plan, among other things. Such exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Cautionary Statement Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in such statements.

The information contained herein includes statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended as “forward-looking statements” within the meaning of Section 27A of the Securities Act of

1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements made herein are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements included herein, other than statements of historical fact, that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance and achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. This can occur as a result of inaccurate assumptions or as a consequence of known or unknown risks and uncertainties. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “intend,” “plan,” “project,” “forecast,” “may,” “predict,” “target,” “potential,” “proposed,” “contemplated,” “will,” “should,” “could,” “would,” “expect” and other words of similar meaning. Any or all of the forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors.

These risks, uncertainties and other factors include the following risks as well as other factors described from time to time in our reports filed with the Securities and Exchange Commission, including the risk of additional litigation in connection with the Plan; the impact of the Plan on the Company’s liquidity and results of operations going forward, including the impact on the Company’s ability to negotiate favorable terms with suppliers, customers, landlords and others; risks associated with changes in the Company’s board of directors, management and stockholders upon emergence from bankruptcy; the Company’s preparation and submission of an application to have its New Common Stock listed on the New York Stock Exchange or other trading market, and the Company’s ability to obtain such a listing; the uncertainty of the Company’s operating results if it is not able to make certain capital expenditures that it has not been able to make prior to its restructuring under the Plan; the ability to fund and execute the Company’s business plan; the ability to attract, retain and compensate key executives and associates; the ability of the Company to attract and retain customers; the effects of environmental and structural building conditions relating to the Company’s properties; access to available and feasible financing and insurance; changes in laws, regulations or accounting standards, insurance premiums and relations with third parties; approvals and decisions of courts, regulators and governmental bodies; judicial decisions, legislative referenda and regulatory actions, including gaming and tax-related actions; the ability of the Company’s customer-tracking programs and marketing to continue to increase or sustain customer loyalty; the Company’s ability to recoup costs of capital investments through higher revenues; acts of war or terrorist incidents; abnormal gaming hold percentages; the effects of competition, including locations of competitors and operating and market competition; and the effect of economic, credit and capital market conditions on the economy in general, and on gaming and hotel companies in particular. Accordingly, the forward-looking statements contained herein may not be realized and may differ significantly from the Company’s actual results. In addition, there may be other factors that could cause the Company’s actual results to be materially different from the results referenced, expressed or implied, in the forward-looking statements. Many of these factors will be important in determining the Company’s actual future results. Consequently, no forward-looking statement can be guaranteed.

All forward-looking statements contained herein, and all subsequent written and oral forward-looking statements attributable to the Company or persons acting on the Company’s behalf are qualified in their entirety by this cautionary statement. Forward-looking statements speak only as of the date they are made, and the Company disclaims any obligation to update any forward-looking statements, including the information contained herein, to reflect events or circumstances after the date hereof, except as otherwise required by applicable law.

Item 8.01	Other Events.

On May 26, 2005, the Company filed a registration statement on Form 8-A with the SEC to register the New Common Stock and Class 11 Class A Warrants under Section 12(g) of the Securities Act of 1933. Pursuant to Rule 12g-3 of the Securities Exchange Act of 1934, the New Common Stock and Class 11 Class A Warrants shall be deemed to be registered under Section 12(g) of the Securities Act of 1933.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description

2.1	Debtor’s Second Amended Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code, dated March 30, 2005, as amended.*

3.1	Restated Certificate of Incorporation of Trump Entertainment Resorts, Inc.

3.2	Amended and Restated Bylaws of Trump Entertainment Resorts, Inc.

10.1	Credit Agreement, dated as of May 20, 2005, by and among Trump Entertainment Resorts Holdings, L.P., as borrower, Trump Entertainment Resorts, Inc., as general partner, Morgan Stanley & Co. Incorporated, as collateral agent, Morgan Stanley Senior Funding, Inc., as administrative agent, UBS Securities LLC, as syndication agent, Merrill Lynch Capital and Wells Fargo Foothill, Inc., as documentation agents, and Morgan Stanley Senior Funding, Inc. and UBS Securities, LLC, as joint lead arrangers and joint book-runners.

10.2	Indenture, dated as of May 20, 2005, by and among Trump Entertainment Resorts Holdings, L.P. and Trump Entertainment Resorts Funding Inc., as issuers, the guarantors named therein, and U.S. Bank National Association, as indenture trustee.

10.3	Amended and Restated Investment Agreement, dated as of May 20, 2005, by and among Trump Hotels & Casino Resorts, Inc., Trump Hotels & Casino Resorts Holdings, L.P. and Donald J. Trump.

10.4	Fourth Amended and Restated Partnership Agreement of Trump Entertainment Resorts Holdings, L.P., dated as of May 20, 2005, by and among Trump Entertainment Resorts, Inc., Donald J. Trump, Trump Casinos, Inc. and TCI 2 Holdings, LLC.

10.5	Third Amended and Restated Exchange and Registration Rights Agreement, dated as of May 20, 2005, by and among Trump Entertainment Resorts, Inc., Trump Entertainment Resorts Holdings, L.P., Donald J. Trump and Trump Casinos, Inc.

10.6	Services Agreement, dated as of May 20, 2005, by and among Donald J. Trump, Trump Entertainment Resorts, Inc. and Trump Entertainment Resorts Holdings, L.P.

10.7	Amended and Restated Trademark License Agreement, dated as of May 20, 2005, by and among Donald J. Trump, Trump Entertainment Resorts Holdings, L.P., Trump Entertainment Resorts, Inc., Trump Taj Mahal Associates, LLC, Trump Plaza Associates, LLC, Trump Marina Associates, LLC and Trump Indiana, Inc.

10.8	Amended and Restated Trademark Security Agreement, dated as of May 20, 2005, between Donald J. Trump and Trump Entertainment Resorts Holdings, L.P.

10.9	Right of First Offer Agreement, dated as of May 20, 2005, by and among Trump Entertainment Resorts, Inc., Trump Entertainment Resorts Holdings, L.P. and Trump Organization LLC.

10.10	Voting Agreement, dated as of May 20, 2005, by and between Trump Entertainment Resorts, Inc. and Donald J. Trump.

10.11	DJT Warrant Agreement, dated as of May 20, 2005, between Trump Entertainment Resorts, Inc. and Donald J. Trump.

10.12	DJT Class A Warrant Agreement, dated as of May 20, 2005, between Trump Entertainment Resorts, Inc. and Donald J. Trump.

10.13	Assignment and Assumption of Interest in Miss Universe Pageant Agreement, dated as of May 20, 2005, by and among Trump Entertainment Resorts Holdings, L.P., Trump Pageants, Inc. and Donald J. Trump.

*	Filed as Exhibit T3E-2 to Trump Hotels & Casino Resorts Holdings, L.P.’s Application for Qualification for Indenture on Form T-3, filed with the SEC on April 8, 2005

10.14	New Class 11 Class A Warrant Agreement, dated as of May 20, 2005, between Trump Entertainment Resorts, Inc. and Continental Stock Transfer & Trust Company.

10.15	Registration Rights Agreement, dated as of May 20, 2005, of Trump Entertainment Resorts, Inc.

10.16	Form of Trump Entertainment Resorts, Inc. 2005 Incentive Award Plan.

10.17	Indemnity Agreement, dated as of May 20, 2005, by and among Trump Entertainment Resorts, Inc., Trump Plaza Associates, LLC, Trump Taj Mahal Associates, LLC, Trump Marina Associates, LLC, Trump Indiana, Inc. and Donald J. Trump.

10.18	Indemnity Agreement, dated as of May 20, 2005, by and among Trump Entertainment Resorts, Inc., Trump Plaza Associates, LLC, Trump Taj Mahal Associates, LLC, Trump Marina Associates, LLC, Trump Indiana, Inc. and Wallace B. Askins.

10.19	Indemnity Agreement, dated as of May 20, 2005, by and among Trump Entertainment Resorts, Inc., Trump Plaza Associates, LLC, Trump Taj Mahal Associates, LLC, Trump Marina Associates, LLC, Trump Indiana, Inc. and Edward H. D’Alelio.

10.20	Indemnity Agreement, dated as of May 20, 2005, by and among Trump Entertainment Resorts, Inc., Trump Plaza Associates, LLC, Trump Taj Mahal Associates, LLC, Trump Marina Associates, LLC, Trump Indiana, Inc. and Don M. Thomas.

10.21	Indemnity Agreement, dated as of May 20, 2005, by and among Trump Entertainment Resorts, Inc., Trump Plaza Associates, LLC, Trump Taj Mahal Associates, LLC, Trump Marina Associates, LLC, Trump Indiana, Inc. and James J. Florio.

10.22	Indemnity Agreement, dated as of May 20, 2005, by and among Trump Entertainment Resorts, Inc., Trump Plaza Associates, LLC, Trump Taj Mahal Associates, LLC, Trump Marina Associates, LLC, Trump Indiana, Inc. and Cezar M. Froelich.

10.23	Indemnity Agreement, dated as of May 20, 2005, by and among Trump Entertainment Resorts, Inc., Trump Plaza Associates, LLC, Trump Taj Mahal Associates, LLC, Trump Marina Associates, LLC, Trump Indiana, Inc. and Morton E. Handel.

10.24	Indemnity Agreement, dated as of May 20, 2005, by and among Trump Entertainment Resorts, Inc., Trump Plaza Associates, LLC, Trump Taj Mahal Associates, LLC, Trump Marina Associates, LLC, Trump Indiana, Inc. and Michael Kramer.

10.25	Indemnity Agreement, dated as of May 20, 2005, by and among Trump Entertainment Resorts, Inc., Trump Plaza Associates, LLC, Trump Taj Mahal Associates, LLC, Trump Marina Associates, LLC, Trump Indiana, Inc. and James B. Perry.

99.1	Press Release of Trump Hotels & Casino Resorts, Inc., dated May 20, 2005.

99.2	Post-Effective Date Organizational Chart of the Company and its subsidiaries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUMP ENTERTAINMENT RESORTS, INC.

/s/ John P. Burke
John P. Burke
Executive Vice President and
Corporate Treasurer

Dated: May 26, 2005

TRUMP ENTERTAINMENT RESORTS HOLDINGS, L.P.

/s/ John P. Burke
John P. Burke
Executive Vice President and
Corporate Treasurer

Dated: May 26, 2005

EXHIBIT INDEX

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of Trump Entertainment Resorts, Inc.

3.2	Amended and Restated Bylaws of Trump Entertainment Resorts, Inc.

10.1	Credit Agreement, dated as of May 20, 2005, by and among Trump Entertainment Resorts Holdings, L.P., as borrower, Trump Entertainment Resorts, Inc., as general partner, Morgan Stanley & Co. Incorporated, as collateral agent, Morgan Stanley Senior Funding, Inc., as administrative agent, UBS Securities LLC, as syndication agent, Merrill Lynch Capital and Wells Fargo Foothill, Inc., as documentation agents, and Morgan Stanley Senior Funding, Inc. and UBS Securities, LLC, as joint lead arrangers and joint book-runners.

10.2	Indenture, dated as of May 20, 2005, by and among Trump Entertainment Resorts Holdings, L.P. and Trump Entertainment Resorts Funding Inc., as issuers, the guarantors named therein, and U.S. Bank National Association, as indenture trustee.

10.3	Amended and Restated Investment Agreement, dated as of May 20, 2005, by and among Trump Hotels & Casino Resorts, Inc., Trump Hotels & Casino Resorts Holdings, L.P. and Donald J. Trump.

10.4	Fourth Amended and Restated Agreement of Limited Partnership of Trump Entertainment Resorts Holdings, L.P., dated as of May 20, 2005, by and among Trump Entertainment Resorts, Inc., Donald J. Trump, Trump Casinos, Inc. and TCI 2 Holdings, LLC.

10.5	Third Amended and Restated Exchange and Registration Rights Agreement, dated as of May 20, 2005, by and among Trump Entertainment Resorts, Inc., Trump Entertainment Resorts Holdings, L.P., Donald J. Trump and Trump Casinos, Inc.

10.6	Services Agreement, dated as of May 20, 2005, by and among Donald J. Trump, Trump Entertainment Resorts, Inc. and Trump Entertainment Resorts Holdings, L.P.

10.7	Amended and Restated Trademark License Agreement, dated as of May 20, 2005, by and among Donald J. Trump, Trump Entertainment Resorts Holdings, L.P., Trump Entertainment Resorts, Inc., Trump Taj Mahal Associates, LLC, Trump Plaza Associates, LLC, Trump Marina Associates, LLC and Trump Indiana, Inc.

10.8	Amended and Restated Trademark Security Agreement, dated as of May 20, 2005, between Donald J. Trump and Trump Entertainment Resorts Holdings, L.P.

10.9	Right of First Offer Agreement, dated as of May 20, 2005, by and among Trump Entertainment Resorts, Inc., Trump Entertainment Resorts Holdings, L.P. and Trump Organization LLC.

10.10	Voting Agreement, dated as of May 20, 2005, by and between Trump Entertainment Resorts, Inc. and Donald J. Trump.

10.11	DJT Warrant Agreement, dated as of May 20, 2005, between Trump Entertainment Resorts, Inc. and Donald J. Trump.

10.12	DJT Class A Warrant Agreement, dated as of May 20, 2005, between Trump Entertainment Resorts, Inc. and Donald J. Trump.

10.13	Assignment and Assumption of Interest in Miss Universe Pageant Agreement, dated as of May 20, 2005, by and among Trump Entertainment Resorts Holdings, L.P., Trump Pageants, Inc. and Donald J. Trump.

10.14	New Class 11 Class A Warrant Agreement, dated as of May 20, 2005, between Trump Entertainment Resorts, Inc. and Continental Stock Transfer & Trust Company.

10.15	Registration Rights Agreement, dated as of May 20, 2005, of Trump Entertainment Resorts, Inc.

10.16	Form of Trump Entertainment Resorts, Inc. 2005 Incentive Award Plan.

10.17	Indemnity Agreement, dated as of May 20, 2005, by and among Trump Entertainment Resorts, Inc., Trump Plaza Associates, LLC, Trump Taj Mahal Associates, LLC, Trump Marina Associates, LLC, Trump Indiana, Inc. and Donald J. Trump.

10.18	Indemnity Agreement, dated as of May 20, 2005, by and among Trump Entertainment Resorts, Inc., Trump Plaza Associates, LLC, Trump Taj Mahal Associates, LLC, Trump Marina Associates, LLC, Trump Indiana, Inc. and Wallace B. Askins.

10.19	Indemnity Agreement, dated as of May 20, 2005, by and among Trump Entertainment Resorts, Inc., Trump Plaza Associates, LLC, Trump Taj Mahal Associates, LLC, Trump Marina Associates, LLC, Trump Indiana, Inc. and Edward H. D’Alelio.

10.20	Indemnity Agreement, dated as of May 20, 2005, by and among Trump Entertainment Resorts, Inc., Trump Plaza Associates, LLC, Trump Taj Mahal Associates, LLC, Trump Marina Associates, LLC, Trump Indiana, Inc. and Don M. Thomas.

10.21	Indemnity Agreement, dated as of May 20, 2005, by and among Trump Entertainment Resorts, Inc., Trump Plaza Associates, LLC, Trump Taj Mahal Associates, LLC, Trump Marina Associates, LLC, Trump Indiana, Inc. and James J. Florio.

10.22	Indemnity Agreement, dated as of May 20, 2005, by and among Trump Entertainment Resorts, Inc., Trump Plaza Associates, LLC, Trump Taj Mahal Associates, LLC, Trump Marina Associates, LLC, Trump Indiana, Inc. and Cezar M. Froelich.

10.23	Indemnity Agreement, dated as of May 20, 2005, by and among Trump Entertainment Resorts, Inc., Trump Plaza Associates, LLC, Trump Taj Mahal Associates, LLC, Trump Marina Associates, LLC, Trump Indiana, Inc. and Morton E. Handel.

10.24	Indemnity Agreement, dated as of May 20, 2005, by and among Trump Entertainment Resorts, Inc., Trump Plaza Associates, LLC, Trump Taj Mahal Associates, LLC, Trump Marina Associates, LLC, Trump Indiana, Inc. and Michael Kramer.

10.25	Indemnity Agreement, dated as of May 20, 2005, by and among Trump Entertainment Resorts, Inc., Trump Plaza Associates, LLC, Trump Taj Mahal Associates, LLC, Trump Marina Associates, LLC, Trump Indiana, Inc. and James B. Perry.

99.1	Press Release of Trump Hotels & Casino Resorts, Inc., dated May 20, 2005.

99.2	Post-Effective Date Organizational Chart of the Company and its subsidiaries.